UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 11, 2002

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)

250 Rittenhouse Circle
Bristol, PA 19007
(Address of principal executive offices)

(215) 785-4000
(Registrant's telephone number, including area code)

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Item 5. Other Events.

On March 11, 2002, the Registrant issued a press release announcing that Peter Boneparth had become its President and will become its Chief Executive Officer effective May 22, 2002, Wesley R. Card had been promoted to Chief Operating and Financial Officer, and Jackwyn Nemerov, its former President and Chief Operating Officer, had resigned.  The Registrant is determining the amount of its contractual obligation under Ms. Nemerov's employment agreement.  Once such amount is determined, it will be announced and recorded as a one-time charge in the first quarter of 2002.  The Registrant also announced the addition of J. Robert Kerrey to its Board of Directors. A copy of the press release is filed herewith as Exhibit 20.1.

Item 7. Exhibits

20.1 Press Release of the Registrant dated March 11, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Wesley R. Card Wesley R. Card Chief Operating and Financial Officer

Date: March 11, 2002

Exhibit Index

Exhibit No.	Description
20.1	Press Release of the Registrant dated March 11, 2002.

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